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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333- ) pertaining to the MedPartners, Inc. Grant of Options to Purchase 3,250,000 Shares of the Common Stock of MedPartners, Inc. to
E. Mac Crawford of our reports dated March 13, 1998, with respect to the consolidated financial statements of MedPartners, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                        ERNST & YOUNG LLP



Birmingham, Alabama
December 10, 1998